Exhibit 23.4



                     CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use in this Registration Statement of our audit report dated February 26, 2001, relating to the financial statements of Accurate Designs, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                    TANNER + CO.


Salt Lake City, Utah
March 29, 2001